Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
DUPONT CONTRAST IMAGING INC.

FIRST: The name of the corporation is DuPont Contrast Imaging Inc. (the “Corporation”).

SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation is authorized to issue a total of 2,000 shares of Common Stock having a par value of $.01 per share.

FIFTH: The name and mailing address of the incorporator is: Mary Beth McDermott, 1007 Market Street, Wilmington, DE 19898.

SIXTH: The business and affairs of the Corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Corporation.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

EIGHTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this Certificate of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 17th day of September, 1999.

/s/ Mary Beth McDormott
Mary Beth McDormott

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 09/17/1999
991390075 – 3098309

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 10/07/1999
991426277 – 3098309

CERTIFICATE OF MERGER
OF
IMARX PHARMACEUTICAL CORP.
(an Arizona corporation)
with and into
DUPONT CONTRAST IMAGING INC.
(a Delaware corporation)

Pursuant to Section 252 of the
Delaware General Corporation Law

The undersigned corporations DO HEREBY CERTIFY:

FIRST:                                                           That the name and state of incorporation of each of the constituent corporations which is to merge is as follows:

Name	Jurisdiction

ImaRx Pharmaceutical Corp.	Arizona
DuPont Contrast Imaging Inc.	Delaware

SECOND:                                            That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of the Section 252 of the Delaware General Corporation Law. Such approval by the shareholders of ImaRx Pharmaceutical Corp. was obtained at a special meeting of the shareholders held on October 7, 1999. No vote of the stockholders of DuPont Contrast Imaging Inc. was necessary to authorize the merger.

THIRD:                                                       That the name of the surviving corporation is DuPont Contrast Imaging Inc.

FOURTH:                                           That the Certificate of Incorporation of DuPont Contrast Imaging Inc., the surviving corporation, as is in effect on the date of the merger provided in the Agreement and Plan of Merger shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

FIFTH:                                                          That the executed Agreement and Plan of Merger is on file at the principal place of business of DuPont Contrast Imaging Inc., the surviving corporation, at 1007 Market Street, Wilmington, Delaware 19898.

SIXTH:                                                        That a copy of the Agreement and Plan of Merger will be furnished by DuPont Contrast Imaging Inc., the surviving corporation, on request and without cost, to any stockholder (or shareholder) of any constituent corporation.

SEVENTH:                                      That the manner of converting the shares of the capital stock of the merged corporation into shares or other securities of E.I. du Pont de Nemours and Company, the parent corporation of the surviving corporation, shall be as follows:

(a)                                  Each share of common stock of the surviving corporation, which shall be issued and outstanding on the effective date of the Agreement and Plan of Merger, shall remain issued and outstanding.

(b)                                 Each share of common stock of the merged corporation which shall be outstanding on the effective date of the Agreement and Plan of Merger, and all rights in respect thereto, shall forthwith be changed and converted into cash and shares of common stock of E.I. du Pont de Nemours and Company.

(c)                                  After the effective date of the Agreement and Plan of Merger, each holder of an outstanding certificate representing the shares of common stock of the merged corporation shall surrender the same to E.I. du Pont de Nemours and Company, the parent corporation of the surviving corporation, and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of E.I. du Pont de Nemours and Company on the basis provided therein. Until so surrendered, the outstanding shares of stock of the merged corporation to be converted into the stock of E.I. du Pont de Nemours and Company as provided therein, may be treated by E.I. du Pont de Nemours and Company and the surviving corporation for all corporate purposes as evidencing the ownership of shares of E.I. du Pont de Nemours and Company as though said surrender and exchange had taken place. After the effective date of the Agreement and Plan of Merger, each registered owner of any uncertificated shares of common stock of the merged corporation shall have said shares cancelled and said registered owner shall be entitled to the number of common shares of E.I. du Pont de Nemours and Company on the basis provided therein.

EIGHTH:                                                The authorized capital stock of ImaRx Pharmaceutical Corp.  consists of 5,000,000 shares of common stock, par value $.01 per share.

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IN WITNESS WHEREOF, each of the undersigned has caused this Certificate of Merger to be signed by a duly authorized officer this 7th day of October, 1999.

IMARX PHARMACEUTICAL CORP.

By:	/s/ Evan C. Unger
Name:	Evan C. Unger
Title:	President and Chief Executive Officer

DUPONT CONTRAST IMAGING INC.

By:	/s/ Nicholas L. Tek
Name:	Nicholas L. Tek
Title:	President

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CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

DUPONT CONTRAST IMAGING INC.

It is hereby certified that:

FIRST:                                                           The name of the corporation (hereinafter called, the “Corporation”) is

DUPONT CONTRAST IMAGING INC.

SECOND:                                            The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and substituting in lieu of said Article the following new Article First:

The name of the corporation (hereinafter called, the “Corporation”) is:

BRISTOL-MYERS SQUIBB MEDICAL IMAGING, INC.

THIRD:                                                       The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Dated as of October 2, 2001

/s/ Sandra Leung
Sandra Leung
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 10/02/2001
010489504 – 3098309

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:25 PM 01/08/2008
FILED 05:33 PM 01/08/2008
SRV 080023521 – 3098309 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ACP LANTERN ACQUISITION, INC.

WITH AND INTO

BRISTOL-MYERS SQUIBB MEDICAL IMAGING, INC.

Under Section 253 of the General Corporation Law of the State of Delaware

ACP Lantern Acquisition, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Corporation was incorporated pursuant to the provisions of the General Corporation Law of the State of Delaware, on the 30th day of November, 2007.

SECOND: That the Corporation owns 100% of the outstanding shares of the common stock, par value $0.01 per share (the “BMSMI Common Stock”), of Bristol-Myers Squibb Medical Imaging, Inc., a corporation organized pursuant to the provisions of the General Corporation Law of the State of Delaware under the name DuPont Contrast Imaging Inc. (“BMSMI”), on the 17th day of September 1999.

THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 8th day of January, 2008, authorized and approved the merger of the Corporation with and into BMSMI, on the terms and conditions set forth in such resolutions:

RESOLVED, that the Corporation merge itself with and into BMSMI pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Merger”), with BMSMI being the surviving corporation, and pursuant to and upon consummation of the Merger, BMSMI shall assume all of the Corporation’s liabilities and obligations.

FURTHER RESOLVED, that the Merger be submitted to the sole stockholder of the Corporation for approval thereof, and that the directors of the Corporation hereby recommend that the sole stockholder approve the Merger;

FURTHER RESOLVED, that the Corporation, pursuant to and upon consummation of the Merger, cancel each share of BMSMI Common Stock held by the Corporation for no consideration so that such shares shall automatically cease to be outstanding;

FURTHER RESOLVED, that the holders of the common stock of the Corporation, pursuant to and upon consummation of the Merger, shall receive an equivalent number of shares of the common stock of BMSMI and shall have no further claims of any kind or nature;

FURTHER RESOLVED, that the Chief Executive Officer and President, Chairman, Treasurer, Secretary, any Vice President, any Assistant Secretary and any Assistant Treasurer of the Corporation (each, a “Proper Officer”), any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for, on behalf of, and in the name of, the Corporation, to make, execute, certify, deliver, and acknowledge a Certificate of Ownership and Merger setting forth these resolutions and the date of adoption thereof and to cause the same to be filed in the office of the Secretary of State of the State of Delaware and to do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary or advisable to make effective or implement the intent and purposes of the foregoing resolutions, and any such document so executed or act or thing done or caused to be done by them, or any of them, shall be conclusive evidence of their, his or her authority in so doing; and

FURTHER RESOLVED, that each Proper Officer, any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for, on behalf of, and in the name of, the Corporation, to take any further action and to do all things that they, or any of them, may deem necessary, appropriate, or advisable to effect the Merger, including, without limitation, preparing and filing such regulatory applications, notices, or other documents as may be required by the appropriate regulatory authorities, and any such action taken by any Proper Officer shall be conclusive evidence of their, his or her authority in so doing.

FOURTH: That the Merger has been approved by the sole stockholder of the Corporation by written consent.

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IN WITNESS WHEREOF, ACP Lantern Acquisition, Inc. has caused this Certificate of Ownership and Merger to be signed by an authorized officer this 8th day of January, 2008.

ACP LANTERN ACQUISITION, INC.

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Vice President

[SIGNATURE PAGE TO CERTIFICATE OF OWNERSHIP AND MERGER]

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:09 PM 02/14/2008
FILED 05:05 PM 02/14/2008
SRV 080163767 – 3098309 FILE

CERTIFICATE OF AMENDMENT

OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BRISTOL-MYERS SQUIBB MEDICAL IMAGING, INC.
(a Delaware corporation)

February 14, 2008

Bristol-Myers Squibb Medical Imaging, Inc.. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.               Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety, so that, as amended and restated, said Article FIRST shall be and read as follows:

“FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

LANTHEUS MEDICAL IMAGING, INC.”

2.               This Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with Sections 242 of the DGCL.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, on behalf of the Corporation, the undersigned has duly executed this Amended and Restated Certificate of Incorporation as of the date first written above.

/s/ Donald Kiepert
Name:	Donald Kiepert
Title:	President